CONFIRMING STATEMENT


	This Statement confirms that the undersigned, KATHERINE W. GILCHRIST, has authorized and designated each of Ronald G. Geary, Ralph G. Gronefeld, Jr., or David W. Miles, signing singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership or transactions in securities of Res-Care, Inc. The authority of Ronald G. Geary, Ralph G. Gronefeld, Jr. and David W. Miles under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of Res-Care, Inc., unless earlier revoked in writing. The undersigned acknowledges that Ronald G. Geary, Ralph G. Gronefeld, Jr. and David W. Miles are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. The undersigned hereby revokes any prior confirming statement filed with the Securities and Exchange Commission.


Date:	February 22, 2005



	/s/ Katherine W. Gilchrist

	______________________________
	   Katherine W. Gilchrist